UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________________________________________________

Date of Report (Date of earliest event reported): February 18, 2026

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    300 Boston Scientific Way, Marlborough, Massachusetts                 01752-1234
    (Address of principal executive offices)                           (Zip Code)

(508) 683-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On February 18, 2026 the Board of Directors (the “Board”) of Boston Scientific Corporation (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Board, increased the number of directors comprising the Board from ten to twelve, and appointed each of Catherine R. Smith and Christophe P. Weber to be a director of the Company, to hold office until the next annual meeting of stockholders, in each case, effective February 18, 2026. The Board further appointed Ms. Smith to serve as a member of the Audit Committee and the Nominating and Governance Committee of the Board, and Mr. Weber to serve as a member of the Executive Compensation and Human Resources Committee and the Risk, Science and Technology Committee of the Board, in each case, effective as of February 23, 2026.

Under the Company’s non-employee director compensation program (the “Program”), each of Ms. Smith and Mr. Weber will receive standard non-employee director compensation, prorated for the time period from the effective date of their appointment to the date of the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”), which includes (i) a cash retainer of approximately $24,663 (representing the prorated amount of the Program’s annual cash retainer of $125,000, which can be received in cash or an equity alternative) and (ii) an equity award valued at approximately $42,420 (representing the prorated amount of the Program’s annual grant of equity having a value of $215,000) vesting at the end of their terms. The actual number of shares to be granted to each of Ms. Smith and Mr. Weber will be determined on the date of grant, March 2, 2026, which is the first business day of the month following the month in which they were appointed.

In connection with their appointment to the Board, the Company intends to enter into indemnification agreements with each of Ms. Smith and Mr. Weber in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously filed with the Securities and Exchange Commission.

Neither Ms. Smith nor Mr. Weber have any arrangement or understanding with any other person pursuant to which they were appointed as a director. Neither Ms. Smith nor Mr. Weber have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 23, 2026, the Company issued a press release (the “Press Release”) announcing the appointment of Ms. Smith and Mr. Weber to the Board. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 18, 2026, the Board approved an increase to the Company’s existing authorization to repurchase up to $1.0 billion of the Company’s common stock, par value $0.01 per share (“Common Stock”), by an additional $4.0 billion. As a result, the Company is authorized to repurchase up to a total of $5.0 billion of Common Stock under the Company’s stock repurchase program, all of which remains available as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press Release issued by Boston Scientific Corporation, dated February 23, 2026.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 23, 2026	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Susan Thompson
Susan Thompson
Vice President, Chief Corporate Counsel and Assistant Secretary